Sales Report:Supplement No. 92 dated Dec 07, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 434733
This series of Notes was issued and sold upon the funding of the borrower loan #39841, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,200.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%	Auction start date:	Nov-23-2009
				Auction end date:	Nov-30-2009

Starting lender yield:	31.50%	Starting borrower rate/APR:	32.50% / 34.92%	Starting monthly payment:	$271.76
Final lender yield:	22.55%	Final borrower rate/APR:	23.55% / 25.84%	Final monthly payment:	$241.78

Auction yield range:	8.20% - 31.50%	Estimated loss impact:	9.03%
Lender servicing fee:	1.00%	Estimated return:	13.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-1994	Debt/Income ratio:	10%
Credit score:	780-799 (Oct-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	10	Length of status:	11y 0m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	melodious-basis	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Making room for an active toddler
Purpose of loan:
This loan will be used to improve my toddler's room.

My financial situation:
I am a good candidate for this loan because I have a great family and good paying job.? My 1 year old toddler is moving into her own room and we are going to make some improvements to it: New paint, carpet, and some furniture.? She will love it!

My listing last time did not complete as I never received the address verification postcard.?? Prosper was very friendly & resent another postcard which I just received and entered into the system.?? They told me I could reapply again now that I am fully set up.?? Since the rate of the last loan was bid down to a good rate - thought it would be smart to ask for $12K and not use credit cards at all.?? We appreciate your bids.

Information in the Description is not verified.
Friends And Family Winning Bids
intuitive-finance has bid a total of $75.00 in winning bids.
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

impala6464	$55.00	$55.00	11/23/2009 4:13:51 PM
reflective-rupee	$50.00	$50.00	11/23/2009 4:23:03 PM
building_community	$25.00	$25.00	11/23/2009 4:25:25 PM
anarchy1985	$50.00	$50.00	11/23/2009 4:40:08 PM
reflective-rupee	$25.00	$25.00	11/23/2009 4:47:01 PM
Tai	$25.00	$25.00	11/23/2009 4:32:15 PM
twjh	$25.00	$25.00	11/23/2009 5:22:57 PM
Bank_Of_XL	$50.00	$50.00	11/23/2009 9:25:41 PM
canterburykid	$50.00	$50.00	11/23/2009 9:36:59 PM
analog4	$25.00	$25.00	11/23/2009 5:12:23 PM
steady-dime	$46.99	$46.99	11/24/2009 6:47:33 AM
a-reasonable-return	$25.00	$25.00	11/24/2009 11:47:39 AM
impartial-deal	$25.00	$25.00	11/24/2009 12:25:56 PM
aurorafinancial	$36.45	$36.45	11/24/2009 12:54:29 PM
unger	$100.00	$100.00	11/24/2009 7:54:01 PM
peaceful-farmer	$50.00	$50.00	11/25/2009 7:17:56 AM
BenR	$100.00	$100.00	11/25/2009 12:30:54 PM
stemper	$50.00	$50.00	11/25/2009 5:58:49 PM
lender12345	$25.00	$25.00	11/26/2009 9:15:54 AM
lendme2	$55.93	$55.93	11/26/2009 10:50:30 AM
ogham	$25.00	$25.00	11/27/2009 8:19:36 AM
loss-of-control	$100.00	$100.00	11/27/2009 10:22:34 AM
independent-investment	$50.00	$50.00	11/27/2009 11:03:09 AM
brodav	$50.00	$50.00	11/27/2009 5:16:17 PM
forthright-durability	$25.00	$25.00	11/27/2009 5:33:17 PM
Gaelicman	$100.00	$100.00	11/27/2009 8:11:56 PM
ksubd	$45.00	$45.00	11/27/2009 11:46:18 PM
enchanted-cash	$25.00	$25.00	11/28/2009 9:02:16 AM
efficient-principal	$25.00	$25.00	11/28/2009 9:11:48 AM
bartenderpro	$25.00	$25.00	11/28/2009 11:20:00 AM
investment-mountain	$25.00	$25.00	11/28/2009 7:19:01 PM
freedom3	$190.00	$190.00	11/28/2009 7:39:27 PM
loss-of-control	$50.00	$50.00	11/28/2009 3:18:12 PM
loss-of-control	$100.00	$100.00	11/29/2009 8:56:26 AM
money-prophesy	$100.00	$100.00	11/28/2009 11:24:08 PM
DannyPhantom	$25.00	$25.00	11/28/2009 11:41:46 PM
Loan_shark718	$50.00	$50.00	11/29/2009 8:28:00 AM
vine99	$75.00	$75.00	11/29/2009 4:18:13 PM
credit-coach118	$25.00	$25.00	11/29/2009 4:36:55 PM
RyanM561	$25.00	$25.00	11/29/2009 6:50:24 PM
wild-orange	$50.00	$50.00	11/30/2009 3:50:03 AM
economy-synapse	$25.00	$25.00	11/29/2009 7:47:57 PM
BuzzyBee336	$25.00	$25.00	11/30/2009 8:53:28 AM
matrix456	$50.00	$21.42	11/30/2009 9:22:52 AM
Occhy	$50.00	$50.00	11/30/2009 9:23:57 AM
Leopoldine	$27.00	$27.00	11/30/2009 9:47:16 AM
Kyileo	$50.00	$50.00	11/30/2009 9:53:44 AM
dukem	$50.00	$50.00	11/30/2009 10:39:08 AM
Dollars4Rent	$25.00	$25.00	11/30/2009 11:54:51 AM
charming-point	$100.00	$100.00	11/30/2009 11:51:02 AM
efficient-bid2	$200.00	$200.00	11/30/2009 12:16:11 PM
martymaniaman	$25.00	$25.00	11/30/2009 12:17:47 PM
ronin4sale	$50.00	$50.00	11/30/2009 12:33:53 PM
GInBaghdad	$25.00	$25.00	11/30/2009 2:10:36 PM
SCRUGZY	$25.00	$25.00	11/30/2009 2:10:44 PM
rakey	$25.00	$25.00	11/30/2009 3:58:15 PM
friendinmoney	$50.00	$50.00	11/30/2009 4:00:11 PM
intuitive-finance	$75.00	$75.00	11/23/2009 4:23:37 PM
investor_101	$25.00	$25.00	11/23/2009 4:07:09 PM
reflective-rupee	$25.00	$25.00	11/23/2009 4:28:41 PM
sociallender	$25.00	$25.00	11/23/2009 4:46:53 PM
People-for-people	$50.00	$50.00	11/23/2009 4:48:03 PM
SFBank	$200.00	$200.00	11/23/2009 4:55:59 PM
perchedeagle	$25.00	$25.00	11/23/2009 5:17:57 PM
reflective-rupee	$50.00	$50.00	11/23/2009 5:17:21 PM
reflective-rupee	$25.00	$25.00	11/23/2009 5:22:11 PM
jhouman	$25.00	$25.00	11/23/2009 4:50:15 PM
cashhelp	$50.00	$50.00	11/23/2009 4:55:09 PM
GOPHERBOY	$50.00	$50.00	11/23/2009 7:06:23 PM
loss-of-control	$50.00	$50.00	11/23/2009 7:37:51 PM
forthright-dedication	$25.00	$25.00	11/24/2009 7:15:45 AM
pbnjelly	$25.00	$25.00	11/24/2009 7:09:51 AM
the-profit-oracle	$25.00	$25.00	11/24/2009 8:59:21 AM
loan_doctor	$25.00	$25.00	11/24/2009 9:12:12 AM
cu2maro	$50.00	$50.00	11/24/2009 9:56:20 AM
felicity-daydream	$75.00	$75.00	11/24/2009 1:29:32 PM
truth-smasher	$25.00	$25.00	11/24/2009 1:16:47 PM
interstellar	$37.41	$37.41	11/24/2009 1:40:52 PM
professional-finance	$25.00	$25.00	11/24/2009 2:14:59 PM
wwwUniversal	$25.00	$25.00	11/24/2009 5:07:27 PM
unk1911	$25.00	$25.00	11/24/2009 5:20:24 PM
powersjq	$25.00	$25.00	11/24/2009 5:22:37 PM
zento	$25.00	$25.00	11/24/2009 6:02:16 PM
WMY-Investor	$250.00	$250.00	11/24/2009 6:33:16 PM
starry2001	$25.00	$25.00	11/24/2009 8:10:25 PM
AviTech	$29.90	$29.90	11/25/2009 11:43:56 AM
prudent-gain7	$25.00	$25.00	11/25/2009 5:53:05 PM
efficient-principal	$44.48	$44.48	11/27/2009 9:10:47 AM
outofoffice	$50.00	$50.00	11/27/2009 10:10:53 AM
JauaFlash	$26.83	$26.83	11/27/2009 9:56:06 AM
vivacious-p2p3	$25.00	$25.00	11/27/2009 10:53:59 AM
mercuriant	$25.00	$25.00	11/27/2009 1:20:14 PM
DocVT	$50.00	$50.00	11/27/2009 1:34:15 PM
dtheo	$58.59	$58.59	11/27/2009 2:26:12 PM
ToweringDan	$50.00	$50.00	11/28/2009 12:09:27 AM
cashasaurus0	$200.00	$200.00	11/28/2009 5:15:19 AM
vutah	$25.00	$25.00	11/28/2009 7:49:07 AM
llequire1	$100.00	$100.00	11/28/2009 10:36:41 AM
ilikeboats	$75.00	$75.00	11/28/2009 2:49:05 PM
srsock	$25.00	$25.00	11/28/2009 12:19:39 PM
smart-gain	$25.00	$25.00	11/28/2009 4:13:53 PM
newbietony	$25.00	$25.00	11/28/2009 3:13:35 PM
Loan_shark718	$50.00	$50.00	11/29/2009 8:28:30 AM
tnjohnso	$25.00	$25.00	11/29/2009 11:17:09 AM
mosquito29	$50.00	$50.00	11/29/2009 4:26:13 PM
jybank	$25.00	$25.00	11/29/2009 6:51:02 PM
nashibaksi	$25.00	$25.00	11/29/2009 7:02:33 PM
IUnkn0wn	$25.00	$25.00	11/29/2009 6:23:53 PM
SweetHomeChicago	$200.00	$200.00	11/29/2009 8:03:45 PM
Leshan	$50.00	$50.00	11/30/2009 7:44:37 AM
Zipcut	$25.00	$25.00	11/30/2009 10:15:32 AM
payout-reaction740	$25.00	$25.00	11/30/2009 10:21:44 AM
bestloanrate	$50.00	$50.00	11/30/2009 10:42:47 AM
fiserve4u	$50.00	$50.00	11/30/2009 11:25:34 AM
Skeptical-one	$75.00	$75.00	11/30/2009 11:40:55 AM
bill-expert	$200.00	$200.00	11/30/2009 12:24:24 PM
Feyenoord	$25.00	$25.00	11/30/2009 2:56:47 PM
exciting-fairness	$200.00	$200.00	11/30/2009 3:40:27 PM
division177	$25.00	$25.00	11/30/2009 3:51:48 PM
119 bids
Borrower Payment Dependent Notes Series 435067
This series of Notes was issued and sold upon the funding of the borrower loan #39829, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Nov-24-2009
				Auction end date:	Dec-01-2009

Starting lender yield:	16.09%	Starting borrower rate/APR:	17.09% / 19.29%	Starting monthly payment:	$214.19
Final lender yield:	13.20%	Final borrower rate/APR:	14.20% / 16.36%	Final monthly payment:	$205.65

Auction yield range:	6.20% - 16.09%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-2001	Debt/Income ratio:	17%
Credit score:	760-779 (Nov-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	15y 2m
Amount delinquent:	$0	Revolving credit balance:	$897	Occupation:	Military Officer
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	9%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	paratroop_eltigre	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Military PCS Move
Purpose of loan:We will use?this loan for two purposes related to our permanent change of station (PCS) move from Michigan to Oregon.? First,?we will use the liquidity for the actual expenses incurred with the PCS move.? Second,?due to the current real estate market we are renting our?home in Michigan?in lieu of selling.? This will require us to pay rent for two months while paying on our mortgage until our tenants can move in.??We will use this money to cover these payments during this transition.

My financial situation:I am a good candidate for this loan because as an Army Officer I?need to maintain?my credibility?as a public servant and citizen.? I also am required to submit to?periodic background investigations for my?security clearance.??I?can afford the monthly payments from this loan and will receive reimbursement for the out of pocket expenses incurred during this move.??I do have some credit issues dating back?between 2001 and 2003.? This was?due to some entrepreneurial endeavors after I left?active military service in 1999.I re-entered active duty in 2006 and have a solid track record of payments since 2003.
Information in the Description is not verified.
Friends And Family Winning Bids
SnappyLoans has bid a total of $610.00 in winning bids.
"I've known this family for six years. I'm a Liuetenant Colonel and I know that the borrower must maintain a Top Secret Clearance which cannot be done with bad credit or credit defaults. I'm putting my money where my mouth is on this."
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
Q: how much is your mortage payment and have your tenants already signed a lease? How much will they be paying in rent ? - hardworking-treasure
A: Our current mortgage is $1272. We're renting the home for $1070. Our basic allowance for housing (BAH) will increase $300 from Michigan to Oregon. (Nov-28-2009)
Q: Being in the military, I believe that you are entitled to an interest free loan up to and including three months of base pay. Is there a reason why you are not going this path vice obtaining a prosper loan? Please respond. Thanks. - gothampark
A: I?m not using the loan for only the cost of the PCS move. We?re also using the loan since we will have two months of double payments (a mortgage in Michigan and rent in Oregon). We decided we didn?t want to dip that far into our savings, especially since we want to keep the equivalent of three months of mortgage payments on hand in case something happens to our renters. Unfortunately, the state of Michigan is not a stable housing or employment market at the time. (Nov-30-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

SnappyLoans	$610.00	$610.00	11/24/2009 6:03:44 PM
blot44	$25.00	$25.00	11/24/2009 6:22:37 PM
sparkmeister	$25.00	$25.00	11/25/2009 4:38:34 AM
psalms6612	$25.00	$25.00	11/26/2009 3:43:12 PM
Ven58	$25.00	$25.00	11/26/2009 8:20:07 PM
lavb23	$25.00	$25.00	11/27/2009 4:42:09 PM
justin323	$25.00	$25.00	11/28/2009 5:33:58 AM
Kash2010lu	$25.00	$25.00	11/28/2009 10:51:04 AM
newton77	$25.00	$25.00	11/28/2009 10:31:59 PM
Unitas4302	$254.50	$254.50	11/29/2009 7:30:24 AM
MonkeyHero	$26.16	$26.16	11/29/2009 8:57:28 AM
LoanDMC	$32.44	$32.44	11/29/2009 10:49:49 AM
adventure0	$200.00	$200.00	11/29/2009 4:18:05 PM
chill32151	$75.00	$75.00	11/29/2009 11:05:17 PM
Ambassador	$50.00	$50.00	11/30/2009 5:04:58 AM
market-jam	$100.00	$100.00	11/30/2009 11:31:50 AM
rjglender	$25.00	$25.00	11/30/2009 5:33:21 PM
lender12345	$25.00	$25.00	11/30/2009 6:44:45 PM
justice-hawk	$100.00	$100.00	11/30/2009 7:52:11 PM
TakeCare	$100.00	$100.00	11/30/2009 8:59:23 PM
Nasdaq	$50.00	$50.00	11/30/2009 11:18:48 PM
liquidhorse	$50.00	$50.00	12/1/2009 8:26:28 AM
JustOneVoice	$25.00	$25.00	12/1/2009 9:01:06 AM
Montgomery-Burns	$25.00	$25.00	12/1/2009 11:04:59 AM
jcw3rd	$25.00	$25.00	12/1/2009 12:19:39 PM
PotBellyPete	$45.00	$45.00	12/1/2009 11:57:15 AM
methodical-loot	$25.00	$25.00	12/1/2009 12:52:47 PM
justice-hawk	$50.00	$50.00	12/1/2009 12:54:08 PM
TFAD72	$25.00	$25.00	12/1/2009 1:01:43 PM
Jazzy503	$25.00	$25.00	12/1/2009 1:12:52 PM
prudent-gain7	$25.00	$25.00	12/1/2009 12:31:54 PM
Rancid	$28.21	$28.21	12/1/2009 1:34:53 PM
hardworking-treasure	$25.00	$25.00	12/1/2009 1:37:22 PM
gothampark	$25.00	$25.00	12/1/2009 3:53:02 PM
Engineer44	$35.00	$35.00	12/1/2009 3:53:40 PM
crafty	$25.00	$25.00	12/1/2009 3:16:53 PM
GO4NY23	$25.00	$25.00	12/1/2009 3:52:31 PM
money-prophesy	$75.00	$75.00	11/24/2009 4:31:21 PM
swerd	$50.00	$50.00	11/24/2009 6:08:49 PM
tom4bama	$50.00	$50.00	11/25/2009 9:45:20 PM
rjglender	$50.00	$50.00	11/26/2009 1:59:14 PM
iolaire	$50.00	$50.00	11/26/2009 1:37:43 PM
One-ninety-three	$25.00	$25.00	11/26/2009 8:35:09 PM
Firescreek	$25.00	$25.00	11/27/2009 11:28:40 AM
Cash4U2also	$480.00	$480.00	11/28/2009 1:08:01 AM
truth-smasher	$100.00	$100.00	11/28/2009 5:41:52 AM
minista	$25.00	$25.00	11/28/2009 6:42:37 AM
cashhelp	$50.00	$50.00	11/28/2009 10:16:01 AM
mtnsofutah	$50.00	$50.00	11/28/2009 8:13:18 PM
outofoffice	$50.00	$50.00	11/28/2009 8:49:29 PM
bigb7	$25.65	$25.65	11/29/2009 6:08:40 AM
impartial-deal	$25.00	$25.00	11/29/2009 9:39:57 AM
wwwUniversal	$25.00	$25.00	11/29/2009 7:38:24 AM
eldorado71	$25.00	$25.00	11/29/2009 5:48:54 PM
Occhy	$50.00	$50.00	11/30/2009 9:31:06 AM
superb-kindness2	$50.00	$50.00	11/30/2009 1:14:27 PM
dedication-patriot	$25.00	$25.00	11/30/2009 5:45:51 PM
the-profit-oracle	$25.00	$25.00	11/30/2009 6:44:12 PM
oldman68	$25.00	$25.00	11/30/2009 6:49:48 PM
caseattle	$25.00	$25.00	11/30/2009 9:07:12 PM
BUCS	$43.10	$43.10	12/1/2009 4:08:16 AM
bondhedger	$25.00	$25.00	11/30/2009 11:22:25 PM
patriot384	$500.00	$500.00	12/1/2009 5:32:19 AM
Alexander1776	$25.00	$25.00	12/1/2009 6:18:00 AM
HFSOLUTIONS	$50.00	$50.00	12/1/2009 9:22:33 AM
OldManP	$25.00	$25.00	12/1/2009 10:49:57 AM
orbiter614	$300.00	$300.00	12/1/2009 12:09:32 PM
estancias	$25.00	$25.00	12/1/2009 12:12:09 PM
steady-peace8	$150.00	$150.00	12/1/2009 2:01:40 PM
hardworking-treasure	$25.00	$25.00	12/1/2009 1:37:44 PM
goodhearted-basis4	$25.00	$25.00	12/1/2009 3:25:25 PM
durability-colonel	$120.00	$120.00	12/1/2009 2:20:45 PM
nikkky2000	$150.00	$150.00	12/1/2009 3:49:42 PM
squweech	$25.00	$25.00	12/1/2009 2:37:46 PM
exciting-fairness	$200.00	$149.94	12/1/2009 3:46:27 PM
crafty	$25.00	$25.00	12/1/2009 3:20:13 PM
cashasaurus0	$500.00	$500.00	12/1/2009 3:23:46 PM
Kissabledevil	$50.00	$50.00	12/1/2009 3:51:32 PM
organic-platinum	$25.00	$25.00	12/1/2009 3:51:56 PM
jybank	$25.00	$25.00	12/1/2009 3:33:40 PM
prudent-gain7	$25.00	$25.00	12/1/2009 3:50:51 PM
81 bids
Borrower Payment Dependent Notes Series 435103
This series of Notes was issued and sold upon the funding of the borrower loan #39855, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Nov-24-2009
				Auction end date:	Dec-01-2009

Starting lender yield:	9.94%	Starting borrower rate/APR:	10.94% / 13.06%	Starting monthly payment:	$65.42
Final lender yield:	9.00%	Final borrower rate/APR:	10.00% / 12.11%	Final monthly payment:	$64.53

Auction yield range:	4.20% - 9.94%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-2007	Debt/Income ratio:	18%
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	5	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$59	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	3%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	mango501	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	700-719 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	600-619 (Jul-2008)
Principal balance:	$1,776.08	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Pay off citibank
Purpose of loan:
Hi there, my income is not great, but i live well within my means.? This loan will be used to pay off a $5000 citibank loan i made last year at 21%!! ugh... what was I thinking?? i thought i could pay it off right away, it still has some balance... $2732 as of today... hoping to get a much better rate here. thanks in advance for bidding and helping me out.? I can come up with about $800, so i'm asking for $2000 hoping to get a great rate.?

Monthly net income: $ 1863

Monthly expenses: $
??Housing: $555 including utilities (elec., water, internet, cable in shared house)
??Insurance: $60 car
??Car expenses: $ 70 gas
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 144 (to be paid off) + $104 (old prosper loan) + $35 (min cc due) = $283
??Other expenses: $ 100

total exp: about $1400

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Syzygy	$25.00	$25.00	11/24/2009 4:31:36 PM
zento	$25.00	$25.00	11/24/2009 6:02:19 PM
the-profit-oracle	$25.00	$25.00	11/24/2009 5:25:40 PM
hellasow	$25.00	$25.00	11/25/2009 6:48:20 AM
stemper	$50.00	$50.00	11/25/2009 6:01:59 PM
heerzaquestion	$25.00	$25.00	11/27/2009 7:25:01 AM
stuart791	$38.43	$38.43	11/27/2009 1:12:01 PM
springpanda	$25.00	$25.00	11/27/2009 9:54:25 PM
PalmerTheEmbalmer	$25.00	$25.00	11/28/2009 1:19:06 AM
market-jam	$100.00	$100.00	11/30/2009 11:31:51 AM
socal-lender	$25.00	$25.00	11/30/2009 5:15:13 PM
oldman68	$25.00	$25.00	11/30/2009 6:52:05 PM
BOZO88	$25.00	$25.00	11/30/2009 6:58:18 PM
j352000	$25.00	$25.00	12/1/2009 5:53:57 AM
rome1426	$30.00	$30.00	12/1/2009 6:25:19 AM
ScottFinance	$25.00	$25.00	12/1/2009 12:02:38 PM
Castelj	$34.00	$34.00	12/1/2009 1:22:00 PM
Wildcat23	$50.00	$50.00	12/1/2009 1:24:05 PM
TakeCare	$100.00	$100.00	12/1/2009 12:53:34 PM
famous-community8	$25.00	$25.00	12/1/2009 2:56:14 PM
MoneyForNothing	$25.00	$25.00	12/1/2009 2:54:39 PM
jayk63	$25.00	$25.00	12/1/2009 3:16:54 PM
kinetic-social	$25.00	$25.00	12/1/2009 3:54:01 PM
lawndude16	$25.00	$25.00	12/1/2009 3:53:23 PM
turbospeed	$25.00	$25.00	11/24/2009 4:13:38 PM
wwwUniversal	$25.00	$25.00	11/24/2009 5:07:35 PM
aurorafinancial	$31.55	$31.55	11/25/2009 12:47:28 PM
usedtoborrow	$30.00	$30.00	11/25/2009 11:30:16 AM
cashasaurus0	$100.00	$100.00	11/27/2009 4:06:25 AM
JGuide	$25.00	$25.00	11/27/2009 11:44:35 AM
rummy06	$25.00	$25.00	11/27/2009 3:16:20 PM
marwadi-62	$50.00	$50.00	11/28/2009 7:17:25 AM
Pickmar	$25.00	$25.00	11/28/2009 12:54:35 PM
availableloan	$25.00	$25.00	11/28/2009 8:10:43 PM
OGS_Capital	$25.00	$25.00	11/30/2009 10:12:20 AM
bkb7484	$25.00	$25.00	11/30/2009 8:09:35 PM
SNH	$50.00	$44.02	11/30/2009 8:46:41 PM
rmpedi33	$150.00	$150.00	12/1/2009 8:02:54 AM
bondhedger	$25.00	$25.00	12/1/2009 8:03:04 AM
jybank	$25.00	$25.00	12/1/2009 9:50:49 AM
Trygs	$25.00	$25.00	12/1/2009 11:12:47 AM
Hawkeyebank	$25.00	$25.00	12/1/2009 11:19:41 AM
kf88	$27.00	$27.00	12/1/2009 1:02:35 PM
truth-candy	$25.00	$25.00	12/1/2009 1:31:33 PM
JerryB96	$25.00	$25.00	12/1/2009 1:19:12 PM
selo80	$25.00	$25.00	12/1/2009 2:26:31 PM
wild-orange	$100.00	$100.00	12/1/2009 2:28:18 PM
plbquic	$25.00	$25.00	12/1/2009 2:46:45 PM
appcoder	$40.00	$40.00	12/1/2009 3:44:45 PM
exciting-fairness	$200.00	$200.00	12/1/2009 3:48:20 PM
50 bids
Borrower Payment Dependent Notes Series 435129
This series of Notes was issued and sold upon the funding of the borrower loan #39849, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Nov-24-2009
				Auction end date:	Dec-01-2009

Starting lender yield:	20.17%	Starting borrower rate/APR:	21.17% / 23.68%	Starting monthly payment:	$56.64
Final lender yield:	19.40%	Final borrower rate/APR:	20.40% / 22.90%	Final monthly payment:	$56.05

Auction yield range:	8.20% - 20.17%	Estimated loss impact:	6.95%
Lender servicing fee:	1.00%	Estimated return:	12.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-2002	Debt/Income ratio:	35%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	14 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	1y 5m
Amount delinquent:	$0	Revolving credit balance:	$14,749	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	89%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	spark917	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need help with car
Purpose of loan:
This loan will be used to repair our 2002 Ford Escort. We are newlyweds and don't want to incur a new car loan, but would rather make the repairs on our car. The total amount of the repairs for the struts, tie rod, brakes,?speed sensor, alignment, and new tires is $1,350. It's a fuel-efficient car, and we don't want to?lose it?if we don't have to. Please help if you can.

My financial situation:
I am a good candidate for this loan because we pay all of our loans on time, we?are both graduates of Michigan State University, and we both have?solid jobs.

Monthly net income: $ 4,250 for both of us.

Monthly expenses: $ 3,510
??Housing: $ 1330
??Insurance: $ 167
??Car expenses: $ 279
??Utilities: $?100
??Phone, cable, internet: $ 134
??Food, entertainment: $?400
??Clothing, household expenses $?100
??Credit cards and other loans: $?600
??Other expenses: $ 400
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Unitas4302	$100.00	$100.00	11/29/2009 8:22:14 AM
vine99	$65.00	$65.00	11/29/2009 2:34:34 PM
johnpmid	$25.00	$25.00	11/30/2009 7:28:01 PM
wwwUniversal	$25.00	$25.00	12/1/2009 8:52:17 AM
371millwood	$100.00	$100.00	12/1/2009 11:00:59 AM
icess285	$25.00	$25.00	12/1/2009 11:34:43 AM
Techne_Funds_LLC	$25.00	$25.00	12/1/2009 11:41:57 AM
orbiter614	$100.00	$100.00	12/1/2009 12:43:44 PM
wowlender	$25.00	$25.00	12/1/2009 12:50:40 PM
ronin4sale	$25.00	$25.00	12/1/2009 1:24:40 PM
johnpmid	$25.00	$25.00	12/1/2009 1:37:35 PM
jybank	$25.00	$25.00	12/1/2009 2:46:11 PM
newbietony	$55.00	$55.00	12/1/2009 3:30:09 PM
wild-orange	$100.00	$100.00	12/1/2009 2:29:07 PM
kinetic-social	$25.00	$25.00	12/1/2009 3:46:43 PM
friendinmoney	$50.00	$50.00	12/1/2009 3:52:56 PM
fundologist	$63.07	$63.07	12/1/2009 3:48:19 PM
kginatl	$50.06	$50.06	11/24/2009 4:27:20 PM
JustMee	$25.00	$25.00	11/25/2009 5:01:52 PM
hellasow	$25.00	$25.00	11/26/2009 11:22:03 AM
loss-of-control	$50.00	$50.00	11/29/2009 3:14:33 PM
Myrick	$25.00	$25.00	11/30/2009 4:10:42 AM
loss-of-control	$50.00	$27.90	11/30/2009 4:19:46 PM
drkosh	$25.00	$25.00	11/30/2009 6:42:24 PM
payout-reaction740	$25.00	$25.00	11/30/2009 8:32:27 PM
Bank_Of_XL	$100.00	$100.00	12/1/2009 8:28:03 AM
himanshuko	$30.00	$30.00	12/1/2009 10:22:09 AM
Tevco_Investments	$25.00	$25.00	12/1/2009 11:36:55 AM
eboomer2611	$25.00	$25.00	12/1/2009 11:50:15 AM
pathcrx	$28.97	$28.97	12/1/2009 12:01:42 PM
btormc5	$30.00	$30.00	12/1/2009 12:33:31 PM
bestloanrate	$50.00	$50.00	12/1/2009 11:59:37 AM
TakeCare	$100.00	$100.00	12/1/2009 12:50:51 PM
33 bids
Borrower Payment Dependent Notes Series 435133
This series of Notes was issued and sold upon the funding of the borrower loan #39794, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Nov-24-2009
				Auction end date:	Dec-01-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	29.35%	Final borrower rate/APR:	30.35% / 32.73%	Final monthly payment:	$85.29

Auction yield range:	11.20% - 34.00%	Estimated loss impact:	10.74%
Lender servicing fee:	1.00%	Estimated return:	18.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-1990	Debt/Income ratio:	45%
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	16 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	41	Length of status:	3y 3m
Amount delinquent:	$0	Revolving credit balance:	$28,975	Occupation:	Principal
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	66%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	6
Screen name:	liberty-mammal	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off some credit cards.
Purpose of loan:
This loan will be used to? I am just wanted to simplify some debt.

My financial situation:
I am a good candidate for this loan because? I have worked in the same field for over twenty years and have been at my current address and job for four years.

Monthly net income: $ 5025

Monthly expenses: $
??Housing: $ 1400
??Insurance: $ 71
??Car expenses: $ 0
??Utilities: $ 350
??Phone, cable, internet: $ 200
??Food, entertainment: $ 300
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 1000
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please provide details of your credit cards (bank, bal, APR, min, etc..). - FL-Lender
A: I have several credit cards that are now closed. I went into a credit counseling program almost two years ago to pay them all off. I do not mean debt settlement but credit counseling. I am paying off the entire balances that I had at the time no settlements. I just did not feel like it was right to settle the debt not pay everything I owed. I pay 1496 a month to First Financial and they pay my credit cards. Some have apr in the 20 percent range and others at 12 to 14. I pay more than min. (Nov-29-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

reflective-rupee	$25.00	$25.00	11/24/2009 4:21:50 PM
forthright-dedication	$25.00	$25.00	11/28/2009 3:26:11 PM
mrbill5548	$50.00	$50.00	11/29/2009 8:32:30 AM
loss-of-control	$25.00	$25.00	11/30/2009 4:07:40 PM
reflective-rupee	$25.00	$25.00	11/30/2009 4:32:39 PM
reflective-rupee	$25.00	$25.00	11/30/2009 4:32:13 PM
reflective-rupee	$25.00	$25.00	11/30/2009 4:32:50 PM
Ambassador	$25.94	$25.94	11/30/2009 4:41:59 PM
peso-bonaza	$25.00	$25.00	11/30/2009 5:18:04 PM
sturdy-peace9	$50.00	$50.00	11/30/2009 8:09:32 PM
Maetryx	$54.87	$54.87	11/30/2009 7:35:25 PM
onecooldrink	$25.00	$25.00	11/30/2009 11:53:44 PM
hillerod	$25.00	$25.00	11/30/2009 11:41:55 PM
icess285	$25.00	$25.00	12/1/2009 11:43:19 AM
eboomer2611	$25.00	$25.00	12/1/2009 11:51:20 AM
just-trade0	$36.00	$36.00	12/1/2009 1:11:20 PM
ronin4sale	$25.00	$25.00	12/1/2009 1:30:59 PM
TakeCare	$100.00	$100.00	12/1/2009 12:49:29 PM
evergreen16	$50.00	$50.00	12/1/2009 2:31:45 PM
quest0	$25.97	$25.97	12/1/2009 2:25:53 PM
jybank	$25.00	$25.00	12/1/2009 2:41:38 PM
smart-gain	$25.00	$25.00	12/1/2009 3:53:30 PM
kinetic-social	$25.00	$25.00	12/1/2009 3:48:19 PM
reflective-rupee	$25.00	$25.00	11/24/2009 4:30:13 PM
JustMee	$25.00	$25.00	11/24/2009 5:01:49 PM
flexible-economy2	$100.00	$100.00	11/24/2009 6:26:59 PM
Unitas4302	$50.00	$50.00	11/29/2009 8:31:46 AM
Ven58	$25.00	$25.00	11/29/2009 8:32:28 AM
the-profit-oracle	$25.00	$25.00	11/29/2009 4:27:19 PM
loss-of-control	$25.00	$25.00	11/29/2009 3:16:20 PM
penny-surgeon	$25.00	$25.00	11/30/2009 2:57:38 PM
loss-of-control	$100.00	$100.00	11/30/2009 4:00:24 PM
reflective-rupee	$25.00	$25.00	11/30/2009 4:32:27 PM
drkosh	$25.00	$25.00	11/30/2009 6:44:24 PM
investment-visionary	$50.00	$50.00	11/30/2009 8:19:57 PM
umfan123	$25.00	$25.00	11/30/2009 11:02:33 PM
squarebob	$50.00	$50.00	12/1/2009 9:47:51 AM
branaa99	$25.00	$25.00	12/1/2009 12:13:03 PM
supreme-hope	$25.00	$25.00	12/1/2009 1:46:23 PM
wealth-pipeline	$25.00	$25.00	12/1/2009 1:15:00 PM
Toastmaster007	$25.00	$25.00	12/1/2009 2:27:19 PM
newbietony	$40.00	$40.00	12/1/2009 2:30:09 PM
Skeptical-one	$50.00	$50.00	12/1/2009 1:24:49 PM
Leshan	$34.56	$34.56	12/1/2009 1:41:51 PM
power-grid134	$25.00	$25.00	12/1/2009 2:09:10 PM
supreme-justice3	$100.00	$100.00	12/1/2009 3:14:28 PM
smart-gain	$25.00	$25.00	12/1/2009 2:45:59 PM
WMY-Investor	$250.00	$250.00	12/1/2009 3:34:09 PM
smart-gain	$25.00	$7.66	12/1/2009 3:52:46 PM
smart-gain	$25.00	$25.00	12/1/2009 3:53:07 PM
50 bids
Borrower Payment Dependent Notes Series 435461
This series of Notes was issued and sold upon the funding of the borrower loan #39838, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Nov-30-2009
				Auction end date:	Dec-04-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.73%	Final monthly payment:	$67.85

Auction yield range:	14.20% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Apr-2001	Debt/Income ratio:	24%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	6 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	4y 10m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Homeownership:	No
Inquiries last 6m:	0
Screen name:	unrelenting-gold	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
completely paying off credit card
Purpose of loan:
This loan will be used to pay off a credit card that my soon to be ex-husband charged up

My financial situation:
I am a good candidate for this loan because i will have the ability to pay it off with no problems and will finally be able to get rid of the credit card and my soon to be ex-husband

Monthly net income: $ 2680.00

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 65
??Car expenses: $ 390
??Utilities: $ 75
??Phone, cable, internet: $ 215
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 250
??Other expenses: $ 50
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I suspect that "my soon to be ex-husband" is the answer, but please explain the public record and delinquincies shown on your listing. Please answer publicly. Thanks, and good luck on your listing. - tigercat
A: Yes, unfortunetly there were delinquencies when we seperated I took on the mass amounts of credit card debt that was created, also the main reason that we are seperated. At the time I was struggeling to make payments and try to keep myself afloat. I have been able to pay off several credit cards despite the delinquecies, and I am now down to the final one searching for a way to get it paid off completely so that I can move on with my life and repair the damages that my credit endured. (Dec-03-2009)
Q: Sorry for more questions on your personal situations. But please indicate when you were seperated, when you expect your divorce to be finalized, and what are the risks of having to assume even more debt from your husband. Thanks. - exciting-fairness
A: I seperated from my husband in 2005, i know that sounds crazy but we are not yet divorced because the money that was to be used for our divorce, he got from selling one of his cars, he spent on other things. I for along time refused to pay for the divorce because of that fact, now I would like to use part of this loan to pay for the divorce. i have shut off anything with both our names, this last credit card, and have nothing else tied to him not even a vehicle. (Dec-04-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

b-rent	$25.00	$25.00	11/30/2009 11:53:06 AM
efficient-principal	$33.00	$33.00	11/30/2009 2:02:09 PM
reflective-rupee	$25.00	$25.00	11/30/2009 12:59:30 PM
Bob450	$25.00	$25.00	11/30/2009 11:11:16 PM
unk1911	$25.00	$25.00	12/2/2009 10:53:37 AM
Engineer44	$25.00	$25.00	12/2/2009 1:59:56 PM
fallentimbers	$25.00	$25.00	12/2/2009 4:49:16 PM
Integrity1st	$44.44	$44.44	12/2/2009 8:04:22 PM
SolarMoonshine	$25.00	$25.00	12/3/2009 6:29:19 AM
loanermn	$25.00	$25.00	12/3/2009 6:24:51 AM
EEasyMoney	$25.00	$25.00	12/3/2009 8:03:52 AM
the-profit-oracle	$25.00	$25.00	12/3/2009 1:49:44 PM
periko	$50.00	$50.00	12/3/2009 4:03:02 PM
marwadi-62	$25.00	$25.00	12/3/2009 5:29:43 PM
cashhelp	$25.00	$25.00	12/3/2009 5:31:15 PM
attractive-rate	$25.00	$25.00	12/3/2009 6:51:32 PM
icecoldcash	$25.00	$25.00	12/3/2009 8:26:27 PM
ayiticheri	$25.00	$25.00	12/4/2009 2:40:15 AM
MrLeft	$25.00	$25.00	12/4/2009 6:49:19 AM
Rulea72	$25.00	$0.62	12/4/2009 9:20:36 AM
kingbob	$30.22	$30.22	12/4/2009 8:49:41 AM
Jasmel	$50.00	$50.00	11/30/2009 8:23:24 PM
double22	$50.00	$50.00	12/1/2009 1:02:20 PM
noble-revenue	$25.00	$25.00	12/1/2009 4:39:11 PM
loss-of-control	$50.00	$50.00	12/1/2009 6:45:03 PM
silvercertificate	$25.00	$25.00	12/2/2009 8:05:00 PM
icecoldcash	$25.00	$25.00	12/2/2009 9:05:11 PM
jybank	$25.00	$25.00	12/2/2009 9:24:39 PM
carrinel	$75.00	$75.00	12/3/2009 1:51:51 PM
professional-finance	$25.00	$25.00	12/3/2009 2:28:05 PM
jgar_O	$25.00	$25.00	12/3/2009 5:28:25 PM
rate-farm3	$56.10	$56.10	12/3/2009 5:32:40 PM
Lubava	$25.00	$25.00	12/3/2009 6:13:03 PM
Tono	$25.00	$25.00	12/3/2009 6:32:55 PM
tigercat	$50.00	$50.00	12/3/2009 6:07:02 PM
MilitaryLending	$34.72	$34.72	12/3/2009 9:53:57 PM
peso-bonaza	$25.90	$25.90	12/3/2009 9:06:45 PM
kevlar	$25.00	$25.00	12/3/2009 10:31:08 PM
SouthernRemarketing	$25.00	$25.00	12/4/2009 4:24:42 AM
exciting-fairness	$200.00	$200.00	12/4/2009 6:42:57 AM
Rulea72	$50.00	$50.00	12/4/2009 9:16:31 AM
Ronnieboy888	$25.00	$25.00	12/4/2009 9:00:09 AM
Peterman	$25.00	$25.00	12/4/2009 8:53:35 AM
43 bids
Borrower Payment Dependent Notes Series 435607
This series of Notes was issued and sold upon the funding of the borrower loan #39835, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Nov-30-2009
				Auction end date:	Dec-03-2009

Starting lender yield:	33.50%	Starting borrower rate/APR:	34.50% / 38.64%	Starting monthly payment:	$44.95
Final lender yield:	33.00%	Final borrower rate/APR:	34.00% / 38.13%	Final monthly payment:	$44.67

Auction yield range:	11.20% - 33.50%	Estimated loss impact:	10.84%
Lender servicing fee:	1.00%	Estimated return:	22.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-1997	Debt/Income ratio:	18%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	7 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	3y 9m
Amount delinquent:	$0	Revolving credit balance:	$1,650	Occupation:	Laborer
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	0
Screen name:	top-p2ploan-microscope	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
To get bills caught up.
Purpose of loan: ?This loan will be used to pay off a few bills.

My financial situation:? I am a good candidate for this loan because I do everything possible to pay my bills ontime.

Monthly net income: $ 1760

Monthly expenses: $ 1039
??Housing: $?0
??Insurance: $ 139????
??Car expenses: $ 50
??Utilities: $?200
??Phone, cable, internet: $ 300
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $?100
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

efficient-principal	$33.00	$33.00	11/30/2009 10:50:55 AM
efficient-principal	$33.00	$33.00	11/30/2009 10:51:14 AM
efficient-principal	$33.00	$33.00	11/30/2009 10:51:33 AM
reflective-rupee	$25.00	$25.00	11/30/2009 1:17:14 PM
FinDoc	$25.00	$25.00	11/30/2009 4:08:35 PM
IPG1	$25.00	$25.00	11/30/2009 4:19:13 PM
Bob450	$25.00	$25.00	11/30/2009 10:13:49 PM
MOVet	$25.00	$25.00	12/1/2009 8:49:32 AM
foothillender	$25.00	$25.00	12/1/2009 7:31:32 AM
impala6464	$75.00	$75.00	12/1/2009 5:52:27 PM
vine99	$50.00	$50.00	12/1/2009 8:30:51 PM
mrbill5548	$50.00	$50.00	12/1/2009 8:32:46 PM
Runegeld	$25.00	$25.00	12/2/2009 3:38:42 PM
cashhelp	$25.00	$25.00	12/3/2009 6:36:55 AM
A007	$25.84	$25.84	12/3/2009 7:01:32 AM
loanermn	$100.15	$95.67	12/3/2009 6:32:54 AM
bankbuddy55	$25.00	$25.00	12/3/2009 6:41:24 AM
monstersdad	$49.76	$49.76	12/3/2009 10:20:27 AM
bdruss	$25.00	$25.00	11/30/2009 10:43:56 AM
KMSB	$25.00	$25.00	11/30/2009 11:11:04 AM
the-profit-oracle	$25.00	$25.00	11/30/2009 5:44:00 PM
BradP	$50.00	$50.00	12/1/2009 2:26:38 PM
Speculator	$25.00	$25.00	12/1/2009 7:28:58 PM
shooterjt	$28.85	$28.85	12/2/2009 1:03:15 PM
silvercertificate	$25.88	$25.88	12/2/2009 8:08:10 PM
randsenterprise	$25.00	$25.00	12/2/2009 8:55:03 PM
Evolver	$50.00	$50.00	12/3/2009 6:44:55 AM
penny-surgeon	$25.00	$25.00	12/3/2009 6:37:16 AM
stephen_c01	$25.00	$25.00	12/3/2009 7:25:11 AM
29 bids
Borrower Payment Dependent Notes Series 436041
This series of Notes was issued and sold upon the funding of the borrower loan #39852, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Dec-01-2009
				Auction end date:	Dec-02-2009

Starting lender yield:	26.49%	Starting borrower rate/APR:	27.49% / 29.83%	Starting monthly payment:	$102.72
Final lender yield:	25.45%	Final borrower rate/APR:	26.45% / 28.78%	Final monthly payment:	$101.33

Auction yield range:	11.20% - 26.49%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Mar-1997	Debt/Income ratio:	10%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	1y 8m
Amount delinquent:	$0	Revolving credit balance:	$11,633	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	64%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	2	Homeownership:	No
Inquiries last 6m:	5
Screen name:	reliable-gain	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying high interest credit cards
Purpose of loan:
This loan will be used to pay down a few high interest credit card bills I have had piling up around the holidays. I hope to close out the high interest, low limit accounts that are nothing more than a drain on my credit score

My financial situation:
I am a professional derivatives trader with stable income and great job security. I work on the floor of the CBOE for a reputable market making firm (You may glimpse me on Bloomberg or Dr J's Option Report for the CBOE TV website!)

Monthly net income: $ 4,700 after taxes, deductions and 401k contributions. This is my base salary ($75,000), without bonus (Paid twice yearly, coming up in January. It is common for winter bonus to be greater than or equal to yearly salary.)

Monthly expenses: $ 2,925
??Housing: $ 1000
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 150
??Phone, cable, internet: $ 100
??Food, entertainment: $ 1000
??Clothing, household expenses $ 250
??Credit cards and other loans: $ 425
??Other expenses: $ ?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

first-restless-payout	$25.00	$25.00	12/1/2009 3:59:53 PM
Andaliego	$25.02	$25.02	12/1/2009 3:59:57 PM
oldmora	$25.00	$25.00	12/1/2009 4:01:20 PM
mcd1901	$25.00	$25.00	12/1/2009 4:08:59 PM
thedreamer	$25.00	$25.00	12/1/2009 4:09:54 PM
rhin0cerx	$50.00	$50.00	12/1/2009 4:10:40 PM
Zipline	$25.00	$25.00	12/1/2009 4:07:51 PM
Katieo	$25.00	$25.00	12/1/2009 4:07:57 PM
arejaybe	$25.00	$25.00	12/1/2009 4:08:09 PM
hope-leader2	$25.00	$25.00	12/1/2009 4:11:35 PM
Astounding	$25.00	$25.00	12/1/2009 4:12:26 PM
assetmanager	$25.00	$25.00	12/1/2009 4:10:01 PM
dime-fighter	$25.00	$25.00	12/1/2009 4:11:53 PM
JSDIG	$25.00	$25.00	12/1/2009 4:12:00 PM
icecoldcash	$25.00	$25.00	12/1/2009 4:16:37 PM
wildguy	$50.00	$50.00	12/1/2009 4:15:51 PM
treasure-bliss	$50.00	$50.00	12/1/2009 4:16:31 PM
janicewill	$25.00	$25.00	12/1/2009 4:18:47 PM
Hondo	$25.00	$25.00	12/1/2009 4:18:51 PM
desertoasis	$50.00	$50.00	12/1/2009 4:17:29 PM
ericb674	$25.00	$25.00	12/1/2009 4:18:53 PM
Marsue	$25.00	$25.00	12/1/2009 4:17:34 PM
Wangersinc	$25.00	$25.00	12/1/2009 4:16:04 PM
blooming-dedication	$50.00	$50.00	12/1/2009 4:18:14 PM
income-rocker2	$250.00	$250.00	12/1/2009 4:16:37 PM
jlr613	$25.00	$25.00	12/1/2009 4:18:55 PM
LAM26	$25.00	$25.00	12/1/2009 4:17:14 PM
Georgetastic	$25.00	$25.00	12/1/2009 4:19:12 PM
slartibardfast	$25.00	$25.00	12/1/2009 4:21:13 PM
gss_000	$25.00	$25.00	12/1/2009 4:18:48 PM
gustavzantanon	$50.00	$50.00	12/1/2009 4:20:07 PM
five-star-note	$25.00	$25.00	12/1/2009 4:20:13 PM
IIP77	$25.00	$25.00	12/1/2009 4:19:56 PM
brother_tam	$50.00	$50.00	12/1/2009 4:20:17 PM
anton	$25.00	$25.00	12/1/2009 4:23:41 PM
wise-cash-keeper	$35.00	$32.01	12/1/2009 4:23:45 PM
reflective-rupee	$25.00	$25.00	12/1/2009 4:34:50 PM
trevize	$25.00	$25.00	12/1/2009 4:38:57 PM
felicity-daydream	$25.00	$25.00	12/1/2009 4:35:52 PM
JeffHoll	$100.00	$100.00	12/1/2009 4:08:05 PM
skybolt4	$25.00	$25.00	12/1/2009 3:59:50 PM
yomanie	$25.00	$25.00	12/1/2009 4:01:57 PM
bonus-zone	$25.00	$25.00	12/1/2009 4:08:29 PM
SkepticalBen	$25.00	$25.00	12/1/2009 4:10:51 PM
inkplj	$40.33	$40.33	12/1/2009 4:12:21 PM
attractive-rate	$25.00	$25.00	12/1/2009 4:12:39 PM
kloan	$25.00	$25.00	12/1/2009 4:12:06 PM
dextro	$25.00	$25.00	12/1/2009 4:14:41 PM
point	$25.00	$25.00	12/1/2009 4:14:46 PM
yeti888	$25.00	$25.00	12/1/2009 4:16:35 PM
the-silver-blaster	$75.00	$75.00	12/1/2009 4:18:30 PM
TheBaldGuy	$25.00	$25.00	12/1/2009 4:14:45 PM
punctual-power7	$25.00	$25.00	12/1/2009 4:17:12 PM
direct-yield	$25.00	$25.00	12/1/2009 4:18:54 PM
community-seahorse	$25.00	$25.00	12/1/2009 4:20:08 PM
vegaslender88	$25.00	$25.00	12/1/2009 4:18:47 PM
fortytwo	$50.00	$50.00	12/1/2009 4:20:15 PM
ferocious-exchange3	$25.00	$25.00	12/1/2009 4:18:53 PM
prophechonl	$25.00	$25.00	12/1/2009 4:19:10 PM
bazzer	$25.00	$25.00	12/1/2009 4:18:13 PM
Rogelio48	$25.00	$25.00	12/1/2009 4:20:10 PM
HawaiiB	$25.00	$25.00	12/1/2009 4:19:07 PM
Payasoup	$50.00	$50.00	12/1/2009 4:20:38 PM
MONEYMATCH	$27.64	$27.64	12/1/2009 4:19:47 PM
Lam0nt	$25.00	$25.00	12/1/2009 4:20:09 PM
cognizant-wealth	$25.00	$25.00	12/1/2009 4:23:42 PM
economy-synapse	$25.00	$25.00	12/1/2009 4:35:57 PM
jhouman	$25.00	$25.00	12/1/2009 4:35:40 PM
money-prophesy	$150.00	$150.00	12/1/2009 4:35:55 PM
the-profit-oracle	$25.00	$25.00	12/1/2009 6:16:00 PM
Bob450	$25.00	$25.00	12/1/2009 9:22:40 PM
71 bids
Borrower Payment Dependent Notes Series 435160
This series of Notes was issued and sold upon the funding of the borrower loan #39797, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Nov-24-2009
				Auction end date:	Dec-01-2009

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$241.56
Final lender yield:	19.00%	Final borrower rate/APR:	20.00% / 22.24%	Final monthly payment:	$241.56

Auction yield range:	6.20% - 19.00%	Estimated loss impact:	5.33%
Lender servicing fee:	1.00%	Estimated return:	13.67%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1996	Debt/Income ratio:	9%
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	5y 4m
Amount delinquent:	$0	Revolving credit balance:	$67,547	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	74%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	like-water	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to? consolidate the?CC with cash advance?balance of 6K @ 28% APR.

My financial situation:
I am a good candidate for this loan because? I have a stable job and a business to back me up.

Thanks.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please provide your net monthly income and list of all monthly expenses. Thanks. - exciting-fairness
A: Monthly net income: $4,200 Monthly expenses Housing $1,200 Insurance $50 Car expenses (gas) $200 Utilities $15 Phone, cable, internet $200 Food, entertainment $300 Clothing, household expenses $200 Credit cards and other loans $500 Other expenses $ Total Expenses $2,665 (Nov-28-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

awesome-benefit1	$25.00	$25.00	11/24/2009 3:56:24 PM
vinayski	$25.00	$25.00	11/24/2009 4:00:57 PM
Tazeme	$25.00	$25.00	11/24/2009 4:10:03 PM
SS123	$25.00	$25.00	11/24/2009 4:10:29 PM
CashProvider	$150.00	$150.00	11/24/2009 4:10:33 PM
the-auction-lotus	$25.00	$25.00	11/24/2009 4:11:52 PM
KMSB	$25.00	$25.00	11/24/2009 4:13:32 PM
Rattlehead	$50.00	$50.00	11/24/2009 4:20:11 PM
CallMeBen	$25.00	$25.00	11/24/2009 4:18:04 PM
inforapenny	$25.00	$25.00	11/24/2009 4:20:26 PM
robot777	$40.00	$40.00	11/24/2009 4:22:58 PM
reflective-rupee	$25.00	$25.00	11/24/2009 4:26:25 PM
ImaPutz	$25.00	$25.00	11/24/2009 4:30:27 PM
kginatl	$25.00	$25.00	11/24/2009 4:27:23 PM
silverloan	$50.00	$50.00	11/24/2009 4:31:14 PM
propertytransformer	$25.00	$25.00	11/24/2009 4:28:04 PM
loan_doctor	$25.00	$25.00	11/24/2009 4:31:24 PM
reflective-rupee	$50.00	$50.00	11/24/2009 4:29:49 PM
vegaslender88	$25.00	$25.00	11/24/2009 5:22:31 PM
GeoLender	$25.00	$25.00	11/24/2009 5:40:58 PM
the-profit-oracle	$25.00	$25.00	11/24/2009 6:02:38 PM
value-investor9	$50.00	$50.00	11/24/2009 5:22:27 PM
Bob450	$25.00	$25.00	11/24/2009 7:53:25 PM
sparkmeister	$25.00	$25.00	11/25/2009 4:38:35 AM
income-fortress	$200.00	$200.00	11/25/2009 6:07:20 AM
SFBank	$200.00	$200.00	11/25/2009 12:52:36 PM
Alwayssail	$25.00	$25.00	11/26/2009 8:42:24 AM
totoro	$25.00	$25.00	11/27/2009 10:19:46 AM
efficient-principal	$25.00	$25.00	11/27/2009 11:29:12 AM
loss-of-control	$100.00	$100.00	11/28/2009 10:41:41 AM
wealth-pipeline	$25.00	$25.00	11/28/2009 4:21:17 PM
dinero-elevator	$50.00	$50.00	11/29/2009 5:46:34 AM
smart-gain	$25.00	$25.00	11/29/2009 2:58:53 PM
BenR	$100.00	$100.00	11/29/2009 8:15:57 PM
gothampark	$25.00	$25.00	11/29/2009 6:59:57 PM
longisland47m	$25.00	$25.00	11/30/2009 7:33:45 AM
Myrick	$25.00	$25.00	11/30/2009 3:59:59 AM
momentous-transaction8	$100.00	$100.00	11/30/2009 9:40:05 AM
market-jam	$100.00	$100.00	11/30/2009 11:31:56 AM
MattProsper	$100.00	$100.00	11/30/2009 12:23:18 PM
Ambassador	$50.00	$50.00	11/30/2009 3:27:43 PM
rakey	$25.00	$25.00	11/30/2009 4:08:46 PM
reflective-rupee	$25.00	$25.00	11/30/2009 4:49:03 PM
minista	$25.00	$25.00	11/30/2009 4:52:18 PM
reflective-rupee	$25.00	$25.00	11/30/2009 4:48:01 PM
reflective-rupee	$25.00	$25.00	11/30/2009 4:48:50 PM
cashhelp	$25.00	$25.00	11/30/2009 4:59:07 PM
rate-hickory	$25.00	$25.00	11/30/2009 5:01:39 PM
Tai	$25.00	$25.00	11/30/2009 5:04:27 PM
twjh	$25.00	$25.00	11/30/2009 5:02:14 PM
loss-of-control	$50.00	$50.00	11/30/2009 6:29:20 PM
reflective-rupee	$25.00	$25.00	11/30/2009 7:34:55 PM
MattProsper	$100.00	$100.00	11/30/2009 8:10:53 PM
johnpmid	$25.00	$25.00	11/30/2009 7:31:50 PM
reflective-rupee	$25.00	$25.00	11/30/2009 7:34:18 PM
reflective-rupee	$25.00	$25.00	11/30/2009 7:47:29 PM
thestartuplender	$50.00	$50.00	11/30/2009 7:58:17 PM
Gobsek	$25.00	$25.00	11/30/2009 8:59:54 PM
dfl	$50.00	$50.00	11/30/2009 7:55:20 PM
WealthBoy	$25.00	$25.00	11/30/2009 8:16:57 PM
allloans4me	$50.00	$50.00	11/30/2009 8:13:14 PM
nickel-pipeline	$50.00	$50.00	11/30/2009 8:55:09 PM
M_V	$100.00	$100.00	11/24/2009 4:02:03 PM
rate-mogul	$25.00	$25.00	11/24/2009 4:05:04 PM
YDBXMHC	$25.00	$25.00	11/24/2009 4:11:00 PM
TSC	$50.00	$50.00	11/24/2009 4:13:25 PM
impressive-loan	$100.00	$100.00	11/24/2009 4:14:44 PM
bdruss	$25.00	$25.00	11/24/2009 4:16:23 PM
3am-preacher	$25.00	$25.00	11/24/2009 4:18:54 PM
People-for-people	$50.00	$50.00	11/24/2009 4:20:13 PM
investor_101	$50.00	$50.00	11/24/2009 4:20:34 PM
breadbroker	$25.00	$25.00	11/24/2009 4:20:20 PM
reflective-rupee	$25.00	$25.00	11/24/2009 4:21:51 PM
diplomatic-capital	$50.00	$50.00	11/24/2009 4:29:29 PM
five-star-note	$35.00	$35.00	11/24/2009 4:26:51 PM
reflective-rupee	$25.00	$25.00	11/24/2009 4:30:15 PM
caseattle	$25.00	$25.00	11/24/2009 4:28:53 PM
money-prophesy	$75.00	$75.00	11/24/2009 4:31:21 PM
golden-currency	$25.00	$25.00	11/24/2009 5:18:49 PM
Spring342	$25.00	$25.00	11/24/2009 5:19:25 PM
RadCad1	$50.00	$50.00	11/24/2009 5:22:28 PM
credit-coach118	$25.00	$25.00	11/24/2009 5:28:32 PM
booOST	$50.00	$50.00	11/24/2009 11:04:10 PM
building_community	$38.48	$38.48	11/25/2009 8:41:57 AM
steady-dime	$100.00	$100.00	11/25/2009 12:07:23 PM
patriot384	$100.00	$100.00	11/26/2009 8:59:27 AM
stable-commitment2	$50.00	$50.00	11/26/2009 2:53:46 PM
SkepticalBen	$25.00	$25.00	11/27/2009 7:09:53 AM
Turk1970	$50.00	$50.00	11/27/2009 12:09:46 PM
OldManP	$25.00	$25.00	11/27/2009 11:19:44 PM
wealth-pipeline	$25.00	$25.00	11/27/2009 8:35:14 PM
truth-smasher	$25.00	$25.00	11/28/2009 5:43:30 AM
exciting-fairness	$200.00	$200.00	11/28/2009 6:33:05 AM
newbietony	$30.00	$30.00	11/28/2009 3:50:11 PM
Orringo	$75.00	$75.00	11/28/2009 6:42:56 PM
mtnsofutah	$50.00	$50.00	11/28/2009 8:15:20 PM
Ven58	$25.00	$25.00	11/29/2009 3:05:41 PM
JRockdown	$25.00	$25.00	11/29/2009 3:05:40 PM
vine99	$65.00	$65.00	11/29/2009 2:06:06 PM
alex189a	$50.00	$50.00	11/29/2009 3:05:40 PM
bestloanrate	$50.00	$50.00	11/29/2009 6:24:35 PM
Bob450	$25.00	$25.00	11/29/2009 6:19:40 PM
Bank_Of_XL	$100.00	$100.00	11/30/2009 7:14:00 AM
investorrr	$25.00	$25.00	11/30/2009 4:08:21 PM
flwah	$25.00	$25.00	11/30/2009 4:08:48 PM
loss-of-control	$50.00	$50.00	11/30/2009 4:09:59 PM
reflective-rupee	$25.00	$25.00	11/30/2009 4:49:18 PM
reflective-rupee	$500.00	$266.50	11/30/2009 4:49:53 PM
reflective-rupee	$25.00	$25.00	11/30/2009 4:47:48 PM
reflective-rupee	$50.00	$50.00	11/30/2009 4:48:17 PM
reflective-rupee	$50.00	$50.00	11/30/2009 4:48:29 PM
reflective-rupee	$25.00	$25.00	11/30/2009 4:49:32 PM
LiquidLender	$25.00	$25.00	11/30/2009 5:04:26 PM
scarlet-velvet	$25.00	$25.00	11/30/2009 5:13:43 PM
oldman68	$25.00	$25.00	11/30/2009 6:59:13 PM
reflective-rupee	$25.00	$25.00	11/30/2009 7:35:13 PM
BoughtTheFarm	$25.00	$25.00	11/30/2009 7:47:03 PM
us957165	$25.00	$25.00	11/30/2009 6:49:56 PM
worldly-gold	$100.00	$100.00	11/30/2009 8:13:16 PM
well-mannered-income3	$150.00	$150.00	11/30/2009 7:31:24 PM
Astyanax	$25.00	$25.00	11/30/2009 7:31:56 PM
reflective-rupee	$25.00	$25.00	11/30/2009 7:34:37 PM
smart-gain	$25.00	$25.00	11/30/2009 7:58:41 PM
catnip007	$25.02	$25.02	11/30/2009 7:55:01 PM
thestartuplender	$100.00	$100.00	11/30/2009 7:56:59 PM
TakeCare	$300.00	$300.00	11/30/2009 8:16:29 PM
Skeptical-one	$50.00	$50.00	11/30/2009 9:48:52 PM
smart-gain	$25.00	$25.00	11/30/2009 9:05:53 PM
revenue-appraiser	$100.00	$100.00	12/1/2009 6:30:29 AM
kindness-jedi	$100.00	$100.00	12/1/2009 2:53:34 AM
130 bids
Borrower Payment Dependent Notes Series 435494
This series of Notes was issued and sold upon the funding of the borrower loan #39832, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%	Auction start date:	Nov-30-2009
				Auction end date:	Dec-03-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.73%	Final monthly payment:	$67.85

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jul-1996	Debt/Income ratio:	40%
Credit score:	620-639 (Nov-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	12	Length of status:	16y 11m
Amount delinquent:	$428	Revolving credit balance:	$3,830	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	58%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	17	Homeownership:	No
Inquiries last 6m:	5
Screen name:	maureen555	Borrower's state:	Hawaii	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	4 ( 100% )	620-639 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	600-619 (Sep-2009) 580-599 (Oct-2008) 600-619 (May-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	4
Description
Creativity ~ Needs Cash ~ Bid on Me
Purpose of loan:
This loan will be used to? Increase sales around the holidays ~ Existing organic Lunch Business

My financial situation:
I am a good candidate for this loan because?PROSPER has me as a high risk ~ This does not fit who I am ~ I have established credit for the last 13 years in my own name after my divorce.? I have paid all my bills on time. Credit rate is low due to increase in my debt due to co signing for my adult son on a vehicle.? I was a single mom for 26 years.? I had a loan for 8500. in 1996 paid it on time and then moved to Hawaii when? my son graduated high school,? we have lived in Hawaii for ten years now.? we came here debt free and paid cash for everything.? we did not need to get involved in loans.? I established my credit lines here in 2006 and bought a new car, have paid every month on time and will have my honda paid for next year.? I have three major credit cards and do not want any more.? i have one store card and thats enough for me.? I live where you can go in nature for free and enjoy a beautiful beach and the great outdoors,so i dont spend much money on eating out and going out or to the mall. really.

Monthly net income: $ 3400 +?? ($2000 cash a month comes from my massage business that is 19 yrs in exsistance, at times i can make more if i want, always a customer around.? starting doing organic lunches as this small community i live in demanded a business like this.? I have been operating on a small cash flow and would like to grow as there is demand,? have been making my groc bill back,? which is about 800 a month plus another 1000. in profit.? this? is small kind buy and sell.? the demand is here and I need some cash flow to go to the wholesalers and get stock.

Monthly expenses: $ roughly 1800 2000
??Housing: $ 500
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi. Would you please explain the $28 currently delinquent? Thank you - CA_Lender
A: Hello and Aloha Thank you for asking> I need some emgergency money to send to my son on the mainland. he had a serious illness and need my financial help. I went to prosper but they were not up and running just yet after their shut down. I went to a payday lender and did not realize i was on the hook for interest and minimal principal for over a three month time. I have since paid them but still wanted to stick me with extra fines and penalties. I will have this paid by end of dec. thxks (Dec-01-2009)
Q: Do you intend to pay this loan off early like your previous Prosper Loan? If so, what is the time frame you are looking to do so? Have you set up automatic withdrawal to pay this loan? - OtownLender
A: Hi t and Aloha, Yes, i will be having auto withdraw, all my bills are on auto. thank you for asking to be confident. I have 2200, in grant money to use after school cost have been satisfied. so, i plan to wipe it out early. Any advice? I found out later that I did myself more harm that G .ood, All my accounts credit cards will be paid in Jan, 2010. amount, 3000., so i am not in debt, I need cash flow to manage my food service business. Happy holidayssss (Dec-03-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

frugalinvestor20	$25.00	$25.00	11/30/2009 10:47:48 AM
SNH	$50.00	$50.00	11/30/2009 4:28:28 PM
sweety075	$25.00	$25.00	11/30/2009 8:14:00 PM
Bob450	$25.00	$25.00	12/1/2009 9:39:25 AM
CA_Lender	$25.00	$25.00	12/1/2009 12:51:11 PM
uvumf	$60.00	$60.00	12/1/2009 3:08:24 PM
the-profit-oracle	$25.00	$25.00	12/1/2009 7:05:53 PM
brother_tam	$100.00	$100.00	12/1/2009 6:40:53 PM
EEasyMoney	$50.00	$50.00	12/2/2009 8:05:27 AM
uvumf	$33.20	$33.20	12/2/2009 1:29:55 PM
unk1911	$25.00	$25.00	12/2/2009 2:27:58 PM
supreme-hope	$25.00	$25.00	12/3/2009 1:32:38 AM
SolarMoonshine	$25.00	$25.00	12/3/2009 5:54:33 AM
loanermn	$25.00	$25.00	12/3/2009 6:25:26 AM
redcat57	$25.00	$25.00	12/3/2009 9:40:31 AM
SocalLawGal	$25.00	$25.00	12/3/2009 8:18:45 AM
DasMula	$100.00	$100.00	12/3/2009 10:49:41 AM
gold-cluster	$100.00	$100.00	12/3/2009 11:40:07 AM
reflective-rupee	$35.00	$35.00	12/3/2009 1:54:37 PM
marwadi-62	$50.00	$50.00	12/3/2009 5:31:34 PM
penny-sergeant	$25.00	$25.00	12/3/2009 5:33:33 PM
Littlepeng	$25.00	$25.00	12/3/2009 6:18:01 PM
OtownLender	$25.00	$25.00	12/3/2009 7:59:13 PM
lender12345	$35.00	$35.00	11/30/2009 6:38:23 PM
penny-sergeant	$25.00	$25.00	12/2/2009 9:59:40 AM
newbietony	$30.00	$30.00	12/2/2009 3:19:35 PM
TheAlchemist	$25.00	$25.00	12/2/2009 7:36:35 PM
lender12345	$80.22	$80.22	12/2/2009 8:43:53 PM
quickstep	$50.00	$50.00	12/3/2009 2:17:10 PM
exciting-fairness	$200.00	$200.00	12/3/2009 4:41:58 PM
periko	$25.00	$25.00	12/3/2009 4:00:13 PM
reflective-rupee	$25.00	$1.58	12/3/2009 8:03:22 PM
reflective-rupee	$25.00	$25.00	12/3/2009 7:48:30 PM
reflective-rupee	$25.00	$25.00	12/3/2009 8:03:05 PM
OtownLender	$50.00	$50.00	12/3/2009 7:56:26 PM
35 bids